SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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1-900 JACKPOT, INC.

(Name of Registrant as Specified in Its Charter)

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1-900 JACKPOT, INC.

3838 Raymert Dr., Suite 3

Las Vegas, NV 89121

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of 1-900 Jackpot, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holder of a majority in interest of our voting capital stock to (i) effect a 1-for-74 reverse split of our common stock and; (ii) adopt a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change our name from Pultronix Corporation to 1-900 Jackpot, Inc. The foregoing action has been ratified by the written consent of the holder of a majority in interest of our voting capital stock, consisting of our outstanding common stock, par value $0.001 per share, as well as our board of directors, by written consent on October 3, 2006 and August 17, 2006, respectively.

The Amendment to change our name was filed with the Secretary of State of the State of Nevada on July 7, 2005 and the reverse split was effected as of March 9, 2006, but, under federal securities laws, are not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Amendment and reverse split will be on or about November 20, 2006.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the proposed Amendment and reverse split were not adopted by written consent, they would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Amendment and reverse split. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the “Nevada Law”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Nevada law, a majority in interest of our capital stock entitled to vote thereon is required in order to amend the Articles of Incorporation and to approve the reverse split of our common shares. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment and reverse split be adopted by written consent. As discussed herein, our board of directors ratified the approval of the amendment to change our name and the effecting of the 1 for 74 reverse split.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on February 9, 2006 (the “Record Date”). As of the Record Date, we had outstanding 154,248,115 shares of common stock.

The transfer agent for our common and preferred stock is ComputerShare Trust Company.

STOCK SPLIT AND CORRESPONDING AMENDMENT TO ARTICLES OF INCORPORATION

On July 7, 2005 and October 3, 2006, respectively, the board of directors and the holder of a majority in interest of our voting capital stock ratified an Amendment to our Articles of Incorporation to change our corporate name from Pultronix Corporation to 1-900 Jackpot, Inc.

The Amendment to our Articles of Incorporation reads as follows:

Name Change to 1-900 Jackpot, Inc.

The Amendment had been filed with the Nevada Secretary of State on July 7, 2005, but inadvertently had not been acted upon by our shareholders. Our shareholders ratified the amendment on October 3, 2006 and the amendment is anticipated to be effective 21 days after this Information Statement has been distributed to our stockholders.

On March 9, 2006, we effected a 1-for-74 reverse split of our common shares. However, Nevada law requires such action to be authorized by the Company’s shareholders and we inadvertently failed to have our shareholders approve the reverse split at the time it was effected. Our shareholders subsequently ratified the reverse split, as of its March 9, 2006 effective date, by written consent signed on October 3, 2006. This ratification is anticipated to be effective 21 days after this Information Statement has been distributed to our shareholders.

Our board of directors believes that the Amendment and the 1-for-74 reverse stock split are advisable and in the best interests of the Company and its stockholders to allow the Company to execute its new business plan and position itself to raise additional investment capital, if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 9, 2006 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common or preferred stock and (iv) all directors and officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares	Percent of Class(1)
Brian Fisher 3838 Raymert Dr., Suite 3 Las Vegas, NV 89121	Common Stock	0 shares	0.00%
Joseph Batty 3838 Raymert Dr, Suite 3 Las Vegas, NV 89121	Common Stock	0 shares	0.00%
Fletcher and Associates 17938 67th Ave. Surrey, BC V3S8C3 Canada	Common Stock	150,000,000 shares	97.2%
All Executive Officers and Directors as a Group (2 persons)	Common Stock	0 shares	0.00%

(1)As of February 9, 2006, we had 200,000,000 authorized shares of common stock of which 154,248,115 were issued and outstanding. The 1-for-74 reverse split that we authorized on March 9, 2006 was never effective as it had not been approved by our shareholders in accordance with Nevada law. From February 9, 2006 to the date of this Schedule, we sought to issue 894,253,148 of our common shares (without taking into account the effects of the 1-for-74 reverse split) to one entity. As we did not have sufficient authorized capital to issue these shares, we are treating these shares as issuable but not outstanding. These shares will be deemed issued and outstanding when our 1-for-74 reverse split becomes effective, at which time they will represent 12,084,444 post reverse split common shares. The issuable shares are not reflected in the foregoing table.

CHANGE IN CONTROL

At such time as our reverse slit is deemed effective and assuming there are no other changes with respect to our issued and outstanding shares, Umbrella Asset Management, Inc., the entity to whom the above referenced shares are issuable, will own approximately 12,084,444, or approximately 85.3%, of our then issued and outstanding common shares.

EFFECT OF THE AMENDMENT

After the 1-for-74 reverse split becomes effective, we will have 200,000,000 authorized shares of common stock, par value $0.001, of which 14,168,491 shares shall be issued and outstanding. Neither the Amendment nor the reverse split will affect the relative rights or privileges of the holders of our currently outstanding common stock.

REASON FOR THE AMENDMENT

In unanimously recommending the Amendment, the Board of Directors was principally influenced by its desire to effect its newly constituted business plan.

NO DISSENTER’S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment, to our Articles of Incorporation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Brian Fisher

Brian Fisher, Chief

Executive Officer and

Chairman of the Board